Exhibit 3.35

ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILITY COMPANY

Office of the Secretary of the State

30 Trinity Street

P.O. Box 150470

Hartford, CT 06115-0470

FILING #0003162095 PG 01 OF 01 VOL B-00888

FILED: 03/10/2006

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

1. NAME OF THE LIMITED LIABILITY COMPANY

Cohoes Fashions of Connecticut, LLC

2. NATURE OF BUSINESS TO BE TRANSACTED OR THE PURPOSES TO BE PROMOTED

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be formed under the Connecticut Limited Liability Company Act

3. PRINCIPAL OFFICE ADDRESS:

1830 Route 130

Burlington, NJ 08016

4. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS

Name of agent: Corporation Service Company

Business address (P.O. Box is not acceptable):

c/o Corporation Service Company

50 Weston Street

Hartford, CT 06120-1537

Acceptance of appointment:

Corporation Service Company

By: /s/ Jacqueline N Casper Asst. V.P.

6. MANAGERS OR MEMBERS INFORMATION

Burlington Coat

Factory Warehouse

Title

Member

Business Address

1830 Route 130

Burlington, NJ 08016

Residence Address

7. /s/ Cindy Rashed Reilly